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                  [Letterhead of Thompson Coburn LLP]



April 13, 2000


Zoltek Companies, Inc.
3101 McKelvey Road
St. Louis, Missouri 63044

Re:  Registration Statement on Form S-3 -
     2,499,993 Shares of Common Stock of Zoltek Companies, Inc.

Gentlemen:

     With reference to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Zoltek Companies, Inc., a Missouri corporation (the "Company"), on April 13, 2000 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the proposed sale by certain selling shareholders of the Company as set forth in the Registration Statement (the "Selling Shareholders") of an aggregate of 2,499,993 shares of the Company's common stock, $.01 par value (the "Shares"), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Articles of Incorporation, Restated By-Laws, resolutions adopted by the Board of Directors relating to the issuance of the Shares, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents and the correctness of statements submitted to us by officers and representatives of the Company.

     Based solely on the foregoing, we are of the opinion that:

     1. The Company is duly incorporated and is validly existing under the laws of the State of Missouri; and

     2. The Shares to be sold by the Selling Shareholders pursuant to the Registration Statement have been duly authorized and, when sold by the Selling Shareholders, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus under the caption "Legal Matters." We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.

                                         Very truly yours,

                                         /s/ Thompson Coburn LLP